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                                                                    EXHIBIT 11.1

                        CROWN CASTLE INTERNATIONAL CORP.

                            COMPUTATION OF NET LOSS
                                PER COMMON SHARE
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                        THREE MONTHS
                                                       ENDED MARCH 31,
                                                     --------------------
                                                       2002         2003
                                                     ---------   --------
Loss before cumulative effect of change in
 accounting principle............................   $(103,393)   $(66,981)
Dividends on preferred stock.....................     (20,105)    (14,371)
                                                    ---------    --------
Loss before cumulative effect of change in
 accounting principle applicable to common stock
 for basic and diluted computations..............    (123,498)    (81,352)
Cumulative effect of change in accounting
 principle.......................................          --      (2,035)
                                                    ---------    --------
Net loss applicable to common stock for basic and
 diluted computations............................   $(123,498)   $(83,387)
                                                    =========    ========
Weighted-average number of common shares
 outstanding during the period for basic and
 diluted computations (in thousands).............     219,420     216,958
                                                    =========    ========
Per common share--basic and diluted:
 Loss before cumulative effect of change in
  accounting principle...........................   $   (0.56)   $  (0.37)
 Cumulative effect of change in accounting
  principle......................................          --       (0.01)
                                                    ---------    --------
 Net loss........................................   $   (0.56)   $  (0.38)
                                                    =========    ========